Exhibit 99.1

Contango ORE Announces Board Change and Operational Updates

HOUSTON--(BUSINESS WIRE)--June 28, 2022--Contango ORE, Inc. (“Contango,” “CORE” or the “Company”) (NYSE American: CTGO) announced that one of its founding board members, Joseph Greenberg will be resigning from the Company’s board effective June 30, 2022. Mr. Greenberg has served on the Company’s board of directors since 2010 when the Company went public. Mr. Greenberg has done a great service to CORE and its shareholders, and we wish him well as he pursues other interests. Mr. Greenberg is the Chief Executive Officer of Alta Resources, LLC, an independent oil and gas company that he founded in 1999.

The Company’s board of directors has voted to appoint Mr. Curtis Freeman to fill the position that Mr. Greenberg will vacate. Mr. Freeman is the President of Avalon Development Corporation, a mineral exploration consulting firm based in Fairbanks, Alaska and is a Certified Professional Geologist with over 40 years of experience. He was the Project Manager of the original Peak Gold Project, now referred to as the Manh Choh project, from inception in 2008 through 2019. Mr. Freeman provided those services through Avalon Development Corporation and acted as the Company’s technical consultant at the time. He and his team were responsible for the discovery of the Manh Choh deposit.

Mr. Brad Juneau, the Company’s Chairman of the Board said, “On behalf of the entire Board of Directors, we want to thank Joe Greenberg for his dedication, many contributions, and wisdom in helping build Contango Ore from a startup in 2010 to our current multi-project gold exploration business. We wish him the very best on his next chapter. We will miss him. At the same time, we want to welcome Curt Freeman to the board. Curt is intimately familiar with the gold and minerals exploration business in Alaska, including the exploration process, resource development and field operations. We believe his expertise will be of significant value to the Company as we advance our projects to the next step.”

Operational Update

Mr. Van Nieuwenhuyse, the Company’s President and CEO said, “Like Brad, I welcome Curt to our Board. His industry expertise will be of great value as we continue to advance the Company. I am also happy to announce the achievement of two important milestones for the Company regarding the status of the Manh Choh feasibility study and the initiation of our exploration program at our Lucky Shot project.”

Manh Choh

Based on the recent release from Kinross (see links below), the Manh Choh project is on track to complete the Feasibility Study (“FS”) early and will be covered in Kinross’ Q2 results next month. The FS will cover all aspects of the Manh Choh project including: mining the ore at the Manh Choh site; transporting run-of-mine ore to the Fort Knox facility located just outside Fairbanks, Alaska and operated by Kinross; batch processing the ore through the Fort Knox mill; disposing of the tailings and a reclamation plan for the Manh Choh site. Assuming permits are issued, early construction work at the Manh Choh site could start later this summer.

To access the webcast:
https://event.on24.com/wcc/r/3848365/1AEC6A078059EF8003CC1DA79ECF5A23

To view the event presentation and for more information regarding the updates below:
https://www.kinross.com/Kinross-North-America-Projects-Update-June-2022.pdf

According to Kinross’ releases, they plan for Peak Gold JV to truck Manh Choh ore to Fort Knox for batch processing and to add high grade mill feed to Fort Knox’s mill. Manh Choh ore is expected to be approximately 10 times the current average mill grade at Fort Knox. The addition of high-grade Manh Choh ore is expected to lower Fort Knox’s average life of mine all-in sustaining costs and increase cash flow. Shareholders and investors should be cautioned that Kinross’ discussion today regarding the FS reflects Kinross’ “trending view of the FS results” and expected economics, and not that of the Peak Gold JV. Investors should not use the Kinross projected results and are cautioned to wait until the Peak Gold JV and CORE have finalized our feasibility document. CORE expects to finalize and file a S-K 1300 technical report shortly after receipt of the formal FS.

While the FS results are expected to reflect recent inflationary pressures, it is also expected to yield higher grades due to an updated resource model, which will help offset such pressures. As part of the CORE technical report, the Company also expects to update the project’s mineral resource estimate and declare a mineral reserve.

Kinross has also indicated that permitting activities are progressing well, with applications for major permits submitted in December of 2021. Assuming permits are issued, Kinross expects initial production from Manh Choh by Q4 2024. Kinross, as manager of the Peak Gold JV, is continuing its comprehensive local community programs and prioritizing local economic benefits as it develops the project. In Q1 2022, Kinross signed an extension of the community support agreement on behalf of the Peak Gold JV with the Native Village of Tetlin, on whose land the project is located.

The Company looks forward to sharing the results of its technical report with our investors later this summer.

Lucky Shot

The Company has also initiated our exploration drilling program at our Lucky Shot project. Our drill contractor, Major Drilling, started underground core drilling last weekend. We are planning five initial “pilot” holes from a drill bay established in the Enserch Tunnel (please refer to our website). The drill holes are laid out in a cross pattern with one hole in the center. The intent is to intersect the vein down dip from the historically mined areas where 250,0001 ounces was produced from ores averaging 40g/t (1.60z/t) before the mine was shut down by administrative order in 1942. With a five hole cross pattern, we expect to be able to more accurately determine the strike and dip of the historical vein, and hope to serve two purposes: 1) hit the historical Lucky Shot vein and obtain five intervals of the shear zone hosting the vein mineralization; and 2) more accurately determine the optimum position of the crosscut drift in the footwall to the historical Lucky Shot vein from which we plan to develop our detailed 10,000 ft exploration program as discussed in previous news releases. The Company has also contracted Geologic AI to scan the 2022 drill core as well as a significant portion of the core from historic drill programs conducted on the property by previous operators. The scanning will include high resolution digital photography, LiDAR (3D laser profiling to determine rock texture and fracture density), shortwave, visible, and near infrared hyperspectral imagery, and X-ray fluorescence (XRF) scans. The Company anticipates using this information to assist with logging mineralization and alteration mineralogy to better understand the geologic and geochemical ore controls. “It is this type of cutting-edge technology that we plan to bring to exploring the historical Lucky Shot vein and the entire Willow Creek mining district. We are very excited to see the drills turning and to start exploring at Lucky Shot,” said Mr. Van Nieuwenhuyse.

1 The historical production in this press release is based upon reports filed by prior owners and operators of the mine. The Company has not undertaken any independent work to verify or confirm the previously reported information.

ABOUT CORE

CORE is a company that engages in the exploration in Alaska for gold and associated minerals through a 30% interest in Peak Gold, LLC, which leases approximately 675,000 acres for exploration and development, and through Contango Minerals Alaska, LLC, its wholly owned subsidiary, which leases approximately 200,000 acres for exploration. The Company also owns the rights to the Lucky Shot, Coleman and War Baby mines, and approximately 16,600 acres of surrounding mining claims located in Willow Mining District about 75 miles north of Anchorage, Alaska. Additional information can be found on our web page at www.contangoore.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding CORE that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, based on CORE’s current expectations and includes statements regarding future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as “expects”, “projects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved). Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those, reflected in the statements. These risks include, but are not limited to: the risks of the exploration and the mining industry (for example, operational risks in exploring for, developing mineral reserves; risks and uncertainties involving geology; the speculative nature of the mining industry; the uncertainty of estimates and projections relating to future production, costs and expenses; the volatility of natural resources prices, including prices of gold and associated minerals; the existence and extent of commercially exploitable minerals in properties acquired by CORE or Peak Gold LLC; ability to realize the anticipated benefits of the recent transactions with an affiliate of Kinross; disruption from the transactions and transition of the Peak Gold, LLC’s management to an affiliate of Kinross, including as it relates to maintenance of business and operational relationships; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; the interpretation of exploration results and the estimation of mineral resources; the loss of key employees or consultants; health, safety and environmental risks and risks related to weather and other natural disasters); uncertainties as to the availability and cost of financing; CORE’s inability to retain or maintain its relative ownership interest in Peak Gold, LLC; inability to realize expected value from acquisitions; inability of our management team to execute its plans to meet its goals; the extent of disruptions caused by the COVID-19 outbreak; and the possibility that government policies may change, political developments may occur or governmental approvals may be delayed or withheld, including as a result of the recent presidential and congressional elections in the U.S. or the inability to obtain mining permits. Additional information on these and other factors which could affect CORE’s exploration program or financial results are included in CORE’s other reports on file with the U.S. Securities and Exchange Commission. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. CORE does not assume any obligation to update forward-looking statements should circumstances or management’s estimates or opinions change.

Contacts

Contango ORE, Inc.
Rick Van Nieuwenhuyse
(713) 877-1311
www.contangoore.com